COMMERCIAL LEASE AGREEMENT
AND OPTION TO PURCHASE

I. The Parties. This Commercial Lease Agreement and Option to Purchase ("Agreement") made this day of 2 MAR 2022 2022,

BETWEEN

Landlord : **SEGAMA VENTURES SDN BHD [Reg. No198501007457 (Company No.139900-D)]**Lot No. 93, Bandar Sri Perdana, Phase 5, Jalan Silam, 91111, Lahad Datu, Sabah, East Malaysia ("**Landlord"**)

AND

Tenant : **GOLD BILLION GLOBAL LIMITED (BVI COMPANY NO. 1759774)**Wickhams Cay II, Road Town , Tortola, VG 1110, British Virgin Island**("Tenant").**

Collectively, the Landlord and Tenant shall be referred to herein as the "Parties".

The Parties agree as follows:

II. DESCRIPTION OF LEASED PREMISES.The Landlord agrees to lease to the TenantOne unit Factory Building with Office, Work quarters and Genset building measuring appropriate 60,000 square feet (5900 M2) located on two (2) acres ("**Factory Site"**) on part of a parcel of Industrial land held under document of title CL 115474569 (13.22 hectares/32.65 Acres) Mile 8, Jalan Silam, District of Lahad Datu, Sabah, East Malaysiaand more fully described as stated in Exhibit 'A', and incorporated herein by this reference.

Hereinafter known as the "**Premises**".

III. USE OF LEASED PREMISES. The Landlord is leasing the Premises to the Tenant and the Tenant is hereby agreeing to lease the Premises to be used as an Industrial Factory for the purpose of the Tenant's Business.

IV. TERM OF LEASE. The term of this Lease shall be for a fixed period of seven (7)years, commencing on the2nd day ofMarch, 2022, and expiring at Midnight on the 1st day of March 2029. **("Term")**with an option to be extended for a further two terms of five (5) years each. [Initial :L:______/T:_______]

V. MONTHLY RENT.The monthly rental paymentshall be Ringgit Malaysia ThirtySixThousand (RM36,000), and the rental for the Term shall be paidin advance upon the commencement of the Lease ("**Rental**").

Prior to the execution of this Agreement, the Tenant has paid to the Landlord the sum of Ringgit Malaysia Three MillionTwenty Four Thousand (RM3,024,000.00) only which the Tenant acknowledges receipt of.

VI. SECURITY DEPOSIT. The tenant shall pay to the Landlord the sum of Ringgit Malaysia Three Hundred ThirtySix Thousand(RM336,000.00) only ("the Security Deposit") upon the execution of this Agreement.The Security Deposit shall be treated as security towards the performance of the terms of this Agreement by the Tenant including the obligation by the Tenant to pay for all utilities, phone, internet , water and any service whatsoever utilised by the Tenant on the Premises during the Term. If the Tenant does not exercise the Option to Renew in Section VII or the Option to Purchase in Section XV below, the Security Deposit shall be returned to Tenant PROVIDED that the Tenant is not in breach of any of the terms and conditions of this lease

VII. OPTION TO RENEW. Tenant shall have the right to renew the Lease with a further term of five (5) years whichmaybe exercised by giving written notice to Landlord no less than 60 days prior to the expiration of the Lease or renewal period.

VIII. EXPENSES. It is the intention of the Parties that this Lease be considered as a"Base Rent". Therefore, in addition to the Base Rent, theTenant is obligated to pay additional expenses which includes utilities, insurance, charges or expenses of any nature whatsoever in connection with the use and operation of the Premises. The Tenantshall maintain at his expense fire and public liability insurance for the Premises against loss by fire which may or may not include any extended coverage. The Tenant will provide and maintain personal liability and property damage insurance as a tenant, at least to the limits of Ringgit Malaysia One Million (RM1,000,000.00), that will designate the Landlord as an "also named insured", and shall provide the Landlord with a copy of such insurance certification or policy prior to the effective date of this Lease.

IX. LEASEHOLD IMPROVEMENTS.The Landlordagrees that Tenant may make reasonable and necessary leasehold improvements, alterations or changes of the Premises in connection to converting the Premises for the purpose of the Tenant's business. The cost of all such improvements will be the Tenant's responsibility. Any and all leasehold improvements made to the Premises which become affixed or attached to the leasehold Premises shall remain the property of the Landlord at the expiration or termination of this Lease Agreement. Furthermore, any leasehold improvements shall be made only in accordance with applicable state or local codes, ordinances or regulations, having due regard for the type of construction of the building housing the subject leasehold Premises. Tenant is also required to obtain any and all necessary approvals, licenses and permits required for any improvements (if any). The cost of such licenses and permits shall be the responsibility of the Tenant.

X. LICENSES AND PERMITS. A copy of any and all local and/or state permits acquired by the Tenant which are required for the use of the Premises shall be kept on site at all times and shall be readily accessible and produced to the Landlord and/or his agents and the Tenant is to obtain all required permits and licenses as required for it's business from the relevant authorities.

XI.OBLIGATIONS OF TENANT. The Tenant shall be primarily responsible whenever needed for the maintenance of the Premises including the entranceway leading into the Premises, so that this is kept in a neat, safe and presentable condition. The Tenant shall also be responsible for all minor repairs and maintenance of the leasehold Premises, particularly those items which need immediate attention and which the Tenant, or its employees, can do and perform on their own, including but not limited to, the replacement of light bulbs, as well as the normal repair and cleaning of windows, cleaning and clearing of toilets, upkeep on all outbuildings, rooms, the undeveloped areas of the Premises, etc., and the Tenant shall properly maintain the Premises in a good, safe, and clean condition. The Tenant shall properly and promptly remove all rubbish and hazardous wastes and see that the same are properly disposed of according to all local, state or federal laws, rules regulations or ordinances.

In the event the structureofany of the Premises buildingsis damaged as a result of any neglect or negligence of Tenant, its employees, agents, business invitees, or any independent contractors serving the Tenant or in any way as a result of Tenant's use and occupancy of the Premises, then the Tenant shall be primarily responsible for seeing that the proper claims are placed with the Tenant's insurance company, or the damaging party's insurance company, and shall furthermore be responsible for seeing that the building(s)are safeguarded with respect to said damage and that all proper notices with respect to said damage are made in a timely fashion, including notice to the Landlord, and the party or parties causing said damage. Any damage that is not covered by an insurance company will be the liability of the Tenant.

The Tenant shall, during the term of this Lease, and in the renewal thereof, at its sole expense, keep the interior of the Premises in as good a condition and repair as it is at the date of this Lease, reasonable wear and use excepted. This obligation would include the obligation to replace any plate glass damaged as a result of the neglect or acts of Tenant or its guests or invitees, upgrades to any of the buildings located on the Premises, etc.Furthermore, the Tenant shall not knowingly commit nor permit to be committed any act or thing contrary to the rules and regulations prescribed from time to time by any federal, state or local authorities and shall expressly not be allowed to keep or maintain any hazardous waste materials or contaminates on the Premises. Tenant shall also be responsible for the cost, if any, which would be incurred to bring its contemplated operation and business activity into compliance with any law or regulation of any relevant authority.

XII.INSURANCE. In the event the Tenant shall fail to obtain insurance required hereunder and fails to maintain the same in force continuously during the term, Landlord may, but shall not be required to, obtain the same and charge the Tenant for same as additional rent. Furthermore, Tenant agrees not to keep upon the Premises any articles or goods which may be prohibited by the standard form of fire insurance policy, and in the event the insurance rates applicable to fire and extended coverage covering the Premises shall be increased by reason of any use of the Premises made by Tenant, then Tenant shall pay to Landlord, upon demand, such increase in insurance premium as shall be caused by said use or Tenant's proportionate share of any such increase.

XIII.SUBLET/ASSIGNMENT.The Tenant may transfer or assign this Lease, or any right or interest hereunder or sublet said leased Premises or any part thereof to any subsidiary or company within the same group of companies or wholly owned by the same holding company,Verde Resources, Ltd. without requiring any consent and approval of the Landlord. Other than the above, the Tenant shall not transfer or assign this Lease, or any right or interest hereunder or sublet said leased Premises or any part thereof to any other third party without first obtaining the written consent from the Landlord.

XIV.DAMAGE TO LEASED PREMISES. In the event the building housing the Premises shall be destroyed or damaged as a result of any fire or other casualty which is not the result of the intentional acts or neglect of Tenant and which precludes or adversely affects the Tenant's occupancy of the Premises, then in every such cause, the rent herein set forth shall be abated or adjusted according to the extent to which the leased Premises have been rendered unfit for use and occupation by the Tenant and until the demised Premises have been put in a condition at the expense of the Landlord, at least to the extent of the value and as nearly as possible to the condition of the Premises existing immediately prior to such damage. It is understood, however, in the event of total or substantial destruction to the Premises that in no event shall the Landlord's obligation to restore, replace or rebuild exceed an amount equal to the sum of the insurance proceeds available for reconstruction with respect to said damage.

XV. OPTION TO PURCHASE

1. Grant of Option. Landlord does hereby grant to Tenant the exclusive right and option ("Option") to purchase the Premises together with all the right title, interest (collectively refer to as the "Property")from Landlord for a consideration sum of to be mutually agreed upon between the parties at any time during the period of two years from the date this Lease Agreement subject to the following terms and closing documents as state in this clause.

2. The SecurityDeposit in the sum of Ringgit MalaysiaThree Hundred Thirty Six Thousand (RM336,000.00) only paid under clause VI shall be utilized as part payment of the consideration sum;

3. The lease payment paid towards the Rental pursuant to this lease agreement in the sum of Ringgit Malaysia Three Million Twenty Four Thousand (RM3,024,000.00) only shall be applied towards payment of the consideration sum for the Property and the balance sum, if any, shall be payable by the Tenant to the Landlord upon such exercise of Option.

4. The Property shall include the following:

   a. All of Landlord's rights, title, interest, privileges and easements appurtenant to the property which shall include a portion of land measuring approximately five acres to be subdivided from the Landlords master title referred to as the Property together with any buildings and other improvements located thereon;

b. All of Landlord's tangible personal property permanently affixed to or located on the Property, if any;

5. If Tenant exercises the Option, the total purchase price to be paid by Tenant to Landlord for the Property shall be mutually agreed upon at the time based on the prevailing market rate and replacement cost for similar properties at the time ("Option Purchase Price"). This amount is separate from and in addition to any other payments required under this Lease.

6. In the event Tenant elects to exercise either of the Option, Tenant shall give written notice of such election to Landlord. On the date that is thirty (30) days after the delivery of such notice to Landlord (the "Closing Date"), Landlord shall sell and convey the Property to Tenant, and Tenant shall purchase and accept the Property from Landlord, subject to the terms and conditions set forth herein (" Closing").

7. At the Closing, all of the following shall occur, all of which shall be deemed concurrent conditions:

   (i) Landlord shall convey good, marketable, and fully warranted, fee simple title to the Property to Tenant by Act of Cash Sale (the "Deed"), and where appropriate, bills of sale and/or assignments, free from encumbrances, if any, but in any event free and clear of all liens and monetary encumbrances other than those which secure payment of current real property taxes levied against the Property (if any).

   (ii) Tenant shall deliver balance of the applicable Option Purchase Price (where applicable).

   (iii) Tenant shall pay for the owner's title policy, all recording and transfer taxes, escrow fees and all other closing costs with respect to the Closing. Ad valorem and similar taxes and assessments relating to the Property shall be paid by the Tenant. Each party shall pay the fees incurred by its own legal counsel.

XVI. OPTION TO SUBDIVIDE THE LAND

1. At any time prior to the Tenant exercise its Option in Section XV above, Landlord, in his sole and absolute discretion, may elect to subdivide a portion of the Land measuring approximately five (5) acres upon which the Premises is situated and sell the same to the Tenant at a price to be determined separately by the Valuationto be conducted at the cost of the Tenant.

2. In such an event, The Landlord shall be responsible for all applications and costs associated with such subdivision. Tenant will cooperate and assist Landlord with

any such applications, permits or other actions necessary to complete the subdivision.

3. In the event the Landlord does not opt to subdivide the Land , then upon the exercise of the Option by the Tenant, the Landlord shall enter into a long term lease of the land measuring approximately two (2) acres whereupon the Premises is situated upon ("the Land") to the Tenant for a base rent of RM1,000.00 per month and the Tenant shall have the first right of refusal over the Land in any event of disposal by the Landlord, provided that if the Landlord does not opt to subdivide the Land, then the Tenant having being offered the purchase of the land subject to subdivision, shall subdivide the Land at it's own cost.

XVII.DEFAULT AND POSSESSION: In the event that the Tenant shall fail to pay said expenses as set forth herein, or any part thereof, when the same are due and payable, or shall otherwise be in default of any other terms of said Lease for a period of more than 15 days, after receiving notice of said default, then the parties hereto expressly agree and covenant that the Landlord may declare the Lease terminated and may immediately re-enter said Premises and take possession of the same together with any of Tenant's personal property, equipment or fixtures left on the Premises which items may be held by the Landlord as security for the Tenant's eventual payment and/or satisfaction of rental defaults or other defaults of Tenant under the Lease. It is further agreed, that if the Tenant is in default, that the Landlord shall be entitled to take any and all action to protect its interest in the personal property and equipment, to prevent the unauthorized removal of said property or equipment which threatened action would be deemed to constitute irreparable harm and injury to the Landlord in violation of its security interest in said items of personal property.Furthermore, in the event of default, the Landlord may expressly undertake all reasonable preparations and efforts to release the Premises including, but not limited to, the removal of all inventory, equipment or leasehold improvements of the Tenant's, at the Tenant's expense, without the need to first procure an order of any court to do so, although obligated in the interim to undertake reasonable steps and procedures to safeguard the value of Tenant's property, including the storage of the same, under reasonable terms and conditions at Tenant's expense, and, in addition, it is understood that the Landlord may sue the Tenant for any damages or past rents due and owing and may undertake all and additional legal remedies then available.

In the event any legal action has to be instituted to enforce any terms or provisions under this Lease, then the prevailing party in said action shall be entitled to recover a reasonable attorney's fee in addition to all costs of said action.

XVIII.INDEMNIFICATION.The Tenant hereby covenants and agrees to indemnify, defend and hold the Landlord harmless from any and all claims or liabilities which may arise from any cause whatsoever as a result of Tenant's use and occupancy of the Premises, and further shall indemnify the Landlord for any losses which the Landlord may suffer in connection with the Tenant's use and occupancy or care, custody and control of the Premises. The Tenant also hereby covenants and agrees to indemnify and hold harmless the Landlord from any and all claims or liabilities which may arise from

any latent defects in the subject Premises that the Landlord is not aware of at the signing of the lease or at any time during the lease term.

XIX.BANKRUPTCY - INSOLVENCY.The Tenant agrees that in the event all or a substantial portion of the Tenant 's assets are placed in the hands of a receiver, manager or a Trustee, and such status continues for a period of 30 days, or should the Tenant make an assignment for the benefit of creditors or be adjudicated bankrupt or wound up; or should the Tenant institute any proceedings under the bankruptcy or insolvency act or any amendment thereto, then such Lease or interest in and to the leased Premises shall not become an asset in any such proceedings and, in such event, and in addition to any and all other remedies of the Landlord hereunder or by law provided, it shall be lawful for the Landlord to declare the term hereof ended and to re-enter the leased land and take possession thereof and all improvements thereon and to remove all persons therefrom and the Tenant shall have no further claim thereon.

XIX.MISCELLANEOUS TERMS.

1. Usage byTenant:Tenant shall comply with all rules, regulations and laws of any governmental authority with respect to use and occupancy.Tenant shall not conduct or permit to be conducted upon the Premises any business or permit any act which is contrary to or in violation of any law, rules or regulations and requirements that may be imposed by any authority or any insurance company with which the Premises is insured, nor will the Tenant allow the Premises to be used in any way which will invalidate or be in conflict with any insurance policies applicable to the building. In no event shall explosives or extra hazardous materials be taken onto or retained on the Premises. Furthermore, Tenant shall not install or use any equipment that will cause undue interference with the peaceable and quiet enjoyment of the Premises by other tenants of the building.

2. Condition of Premises/Inspection by Tenant: The Tenant has had the opportunity to inspect the Premises and acknowledges with its signature on this lease that the Premises are in good condition and comply in all respects with the requirements of this Lease. Furthermore, the Landlord makes no representation or warranty with respect to the condition of the Premises or its fitness or availability for any particular use, and the Landlord shall not be liable for any latent or patent defect therein. Furthermore, the Tenant represents that Tenant has inspected the Premises and is leasing and will take possession of the Premises with all current fixtures present in their "as is" condition as of the date hereof.

3. Right of Entry: It is agreed and understood that the Landlord and its agents shall have the complete and unencumbered right of entry to the Premises at any time or times for purposes of inspecting or showing the Premises and for the purpose of making any necessary repairs to the building or equipment as may be required of the Landlord under the terms of this Lease or as may be deemed necessary with respect to the inspection, maintenance or repair of the building.

XXI.ESTOPPEL CERTIFICATE. Tenant at any time and from time to time, upon at least ten (10) days prior notice by Landlord, shall execute, acknowledge and deliver to Landlord, and/or to any other person, firm or corporation specified by Landlord, a statement certifying that the Lease is unmodified and in full force and effect, or if the Lease has been modified, then that the same is in full force and effect except as modified and stating the modifications, stating the dates to which the fixed rent and additional rent have been paid, and stating whether or not there exists any default by Landlord under this Lease and, if so, specifying each such default.

XXIII.WAIVER. Waiver by Landlord of a default under this Lease shall not constitute a waiver of a subsequent default of any nature.

XXIV. GOVERNING LAW. This Lease shall be governed by the laws of the State of Sabah, Malaysia

XXVI. AMENDMENT. No amendment of this Lease shall be effective unless reduced to writing and subscribed by the parties with all the formality of the original.

XXVII.BINDING EFFECT. This Lease and any amendments thereto shall be binding upon the Landlord and the Tenants and/or their respective successors, heirs, assigns, executors and administrators.

XXVIII. MULTIPLE SIGNATURES. This Agreement may be signed by the parties on separate pages, and all pages, when taken together, will constitute one document.

[END OF AGREEMENT : SIGNING PAGE TO FOLLOW]

2 MAR 2022

IN WITNESS WHEREOF, the parties hereto set their hands and seal this ____ day of, 2022.

Signed by the authorised representatives of SEGAMA VENTURES SDN BHD in the presence of :

Landlord's Signature	**Printed Name**
1. ______________ **DIRECTOR**	DYIDRIYAH GAPANG NRIC NO.: 900224-12-5560
2. ______________ **DIRECTOR**	MARIANA BINTI JAMARUDIN NRIC NO.: 840218-12-5474

____
Common Seal

Signed by the authorised representatives GOLD BILLION GLOBAL LIMITED in the presence of :

Tenant's Signature	**Printed Name**
______________ **DIRECTOR**	______________

____
Common Seal

2 MAR 2022

IN WITNESS WHEREOF, the parties hereto set their hands and seal this ____ day of, 2022.

Signed by the authorised representatives of SEGAMA VENTURES SDN BHD in the presence of :

Landlord's Signature | **Printed Name**

1. ______________________ ______________________
DIRECTOR

2. ______________________ ______________________
DIRECTOR

____
Common Seal

Signed by the authorised representatives GOLD BILLION GLOBAL LIMITED in the presence of :

Tenant's Signature | **Printed Name**

______________________ BALAKRISHNAN B S MUTHU
DIRECTOR NRIC NO.: 620708-08-5167

____
Common Seal



0.42MM thk. (BMT) Spandek Roofing on steel structure.
MEZZANINE FLOOR
0.52mm thk. metal cladding on steel frame.
GROUND FLOOR LEVEL
G.I. gutter.
150mm Ø r.w.d.p.

FRONT ELEVATION
SCALE 1:200



0.42MM thk. (BMT) Spandek Roofing on steel structure.
0.52mm thk. metal cladding on steel frame.
MEZZANINE FLOOR
GROUND FLOOR LEVEL

REAR ELEVATION
SCALE 1:200



G.I Gutter
150mm Ø r.w.d.p.
Metal roof.
Metal cladding wall.
MEZZANINE FLOOR
GROUND FLOOR LEVEL

LEFT ELEVATION
SCALE 1:200



G.I Gutter
150mm Ø r.w.d.p.
Metal roof.
MEZZANINE FLOOR
GROUND FLOOR LEVEL

RIGHT ELEVATION
SCALE 1:200



0.42MM thk. (BMT) Spandek Roofing on steel structure.
OFFICE
MEZZANINE FLOOR
GROUND FLOOR LEVEL

SECTION V-V
SCALE 1:200

SEGAMA VENTURES SDN. BHD.

Akitek Lee & Lu

AS-BUILT DRAWING FOR FACTO
CUTTING MACHINE SHED / GERS
CL.115484569, DISTRICT OF LAH
SABAH

FACTORY BUILDING :
SECTION V-V, FRONT, REAR, LEFT
ELEVATION

PZ07 / 21 / MF / WD2


REAR ELEVATION
LEFT ELEVATION
RIGHT ELEVATION
FACTORY
F.TOILET
M.TOILET
Steel staircase
Dotted line above office
Heavy duty M.S. Grating drain w/ protecting coating.
0.52mm thk. metal cladding on steel frame.
Heavy duty M.S. Grating drain w/ protecting coating.
FRONT ELEVATION

GROUND FLOOR PLAN
SCALE 1:200

NO.	SIZE		DESCRIPTION
	W	H	
D1	960	2100	1.2MM THK. ALUMINIUM FRAMED SLIDING DOOR TO MANUFACTURER'S DETAIL.
D2	900	2100	38MM THK. WATERPROOF PLYWOOD FLUSH DOOR W/ GLOSS PAINT FINISH.
D3	750	2100	30MM THK. P.V.C DOOR

DOOR SCHEDULE

WINDOW SCHEDULE

NO.	SIZE		DESCRIPTION
	W	H	
W1	3850	910	4 E.Q. PANEL ALUMINIUM FRAMED 6MM CLEAR GLASS SLIDING WINDOW TO MANUFACTURES DETAIL.
W2	3130	910	4 E.Q. PANEL ALUMINIUM FRAMED 6MM CLEAR GLASS SLIDING WINDOW TO MANUFACTURES DETAIL.
W3	3160	910	4 E.Q. PANEL ALUMINIUM FRAMED 6MM CLEAR GLASS SLIDING WINDOW TO MANUFACTURES DETAIL.
W4	2450	900	4 E.Q. PANEL. TIMBER FRAMED 6MM CLEAR GLASS ADJUSTABLE LOUVERS WINDOW TO MANUFACTURES DETAIL.


OFFICE
MARBLE FACTORY
TOILET
Steel staircase

SECTION W-W
SCALE 1:200


OFFICE
FACTORY

MEZZANINE FLOOR PLAN
SCALE 1:200

SEGAMA VENTURES SDN. BHD.

Akitek Lee & Lu

AS-BUILT DRAWING FOR FACTO
CUTTING MACHINE SHED / GENS
CL.115464569, DISTRICT OF LAHA
SABAH

FACTORY BUILDING:
GROUND FLOOR PLAN, MEZZANINE
SECTION W-W, DOOR & WINDOE SC

PZ07 / 21 / MF / WD1



28000
7000
7000
7000
7000
6500

FRONT ELEVATION
SCALE 1:100



11000
6500

RIGHT ELEVATION
SCALE 1:100



28000
7000
7000
7000
7000
6500
GENSET

SECTION B-B
SCALE 1:100



11000
6500
GENSET

SECTION C-C
SCALE 1:100



1
2
3
4
5
28000
7000
7000
7000
7000
B
A
11000
GENSET
115mm thk. brickwall with
25mm thk. plaster on both side
B
C

GROUND FLOOR PLAN
SCALE 1:100

SEGAMA VENTURES SDN. BHD.

Akitek Lee & Lu

AS-BUILT DRAWING FOR FACTO
CUTTING MACHINE SHED / GENS
CL.115464569, DISTRICT OF LAH
SABAH

GENSET :
GROUND FLOOR PLAN, SECTION
ELEVATION

PZ07 / 21 / GR / WD1


C
B
A
12000
6000
6000
7100
CUTTING MACHINE
0.42MM thk. (BMT) Spandek Roofing on steel structure.
0.52mm thk. metal cladding on steel frame.
135mm x 210mm x 10mm thk. steel column on r.c. stump.
250mm thk.r.c. slab w/ 2 layers of BRC A10 finished w/ power float floor (heavy duty) to manufacture detail.

LEFT ELEVATION
SCALE 1:100


A
B
C
12000
6000
6000
7100
CUTTING MACHINE

RIGHT ELEVATION
SCALE 1:100


1
2
4440
1315
7100
CUTTING MACHINE
0.42MM thk. (BMT) Spandek Roofing on steel structure.
0.52mm thk. metal cladding on steel frame.
135mm x 210mm x 10mm thk. steel column on r.c. stump.
250mm thk.r.c. slab w/ 2 layers of BRC A10 finished w/ power float floor (heavy duty) to manufacture detail.

FRONT ELEVATION
SCALE 1:100


2
1
1305
4440
7100
CUTTING MACHINE

REAR ELEVATION
SCALE 1:100


1
2
4440
1315
C
B
A
A
A
12000
6000
6000
CUTTING MACHINE
0.52mm thk. metal cladding on steel frame.
135mm x 210mm x 10mm thk. steel column on r.c. stump.
250mm thk.r.c. slab w/ 2 layers of BRC A10 finished w/ power float floor (heavy duty) to manufacture detail.

GROUND FLOOR PLAN
SCALE 1:100


1
2
4440
1305
7100
CUTTING MACHINE

SECTION A-A
SCALE 1:100

SEGAMA VENTURES SDN. BHD.

Akitek Lee & Lu

AS-BUILT DRAWING FOR FACTO
CUTTING MACHINE SHED / GENS
CL.115464568, DISTRICT OF LA
SABAH

CUTTING MACHINE SHED :
GROUND FLOOR PLAN, SECTION A-A, & ELEVATION

PZ07 / 21 / CM / WD1

Date : 2 MAR 2022

CANCELLATION AGREEMENT

TO THE SALE AND PURCHASE OF ASSETS AGREEMENT DATED 11.6.2021

The said Assets : One unit Factory Building with Office, Work quarters and Genset building measuring aproximately 60,000 square feet (5900 M2) located on two (2) acres ("Factory Site") on part of a parcel of Industrial land held under document of title CL 115474569 (13.22 hectares/32.65 Acres) Mile 8, Jalan Silam, District of Lahad Datu, Sabah, East Malaysia ("the said Assets")

Parties :

1. **SEGAMA VENTURES SDN BHD [Reg. No198501007457 (Company No.139900-D)]**
   Lot No. 93, Bandar Sri Perdana, Phase 5, Jalan Silam, 91111, Lahad Datu, Sabah, East Malaysia ("Vendor ")

2. **GOLD BILLION GLOBAL LIMITED (BVI COMPANY NO. 1759774)**
   Wickhams Cay II, Road Town , Tortola, VG 1110, British Virgin Island ("Purchaser")

WHEREAS:

1. Pursuant to a Sale & Purchase of Assets Agreement dated 11 June 2021 **("the Agreement")** signed between the parties, the Vendor had sold and the Purchaser had purchased the said Assets for a consideration sum of United States Dollar One Million Six Hundred (USD 1,600,000.00) only **("Purchase Price")** subject to the terms and conditions therein contained.

2. The Purchaser has paid to the Vendor the sum of United States Dollar Eight Hundred Thousand (USD800,000.00) only **("First Payment")** and the balance of the Purchae Price has yet to be settled.

3. The parties hereto are now mutually desirous of cancelling and rendering the Agreement null and void upon terms and conditions hereinafter provided.

NOW THIS AGREEMENT WITNESSETH as follows:

1. **Interpretation**

Words and phrases when used herein shall have the same meaning as prescribed in the Tenancy Agreement unless otherwise provided for herein.

2. **Consideration**

In consideration of the mutual covenants of the parties herein the parties have agreed to cancel and render null and void the Agreement upon terms herein contained.

3. **Refund of the First Payment**

a. Pursuant to the Agreement, the Purchaser had paid to the Vendor the sum of USD800,000.00 (**"the First Payment**") payable under the Agreement.

b. It is hereby agreed that Vendor shall refund to the Purchaser the First Payment within one (1) month from the date of this Agreement and;

c. Thereafter neither party shall have any claims whatsoever against the other in respect of the Agreement.

4. **Effective Date**

This Cancellation Agreement shall take effect from the date the parties hereto execute this Agreement.

5. **Fees and Costs**

The Purchaser shall bear the legal costs and stamp duties for the preparation and stamping of this Agreement.

6. **TIME**

Time wherever mentioned shall be of the essence of this Agreement.

7. **Successors in title and Assigns bound**

This Agreement shall be binding on the heirs, personal representatives, executors, nominees and assigns of the parties hereto.

[the remainder of this Agreement is intentionally left blank]

IN WITNESS WHEREOF this Agreement has been executed the day and year first above written. 2 MAR 2022

Signed by the authorised representatives of
SEGAMA VENTURES SDN BHD
was hereto affixed in the presence of:-)
)
)
)

Director
Name : DYIDRIYAH GAPANG
NRIC No.: 900224-12-5560

Director/Secretary
Name : MARIANA BINTI JAMARUDIN
NRIC No.: 840218-12-5474

Signed by the authorised representatives of
GOLD BILLION GLOBAL LIMITED
In the presence of:-)
)
)

Name :
NRIC No.:

Designation :
Name :
NRIC No.:

IN WITNESS WHEREOF this Agreement has been executed the day and year first above written. 2 MAR 2022

Signed by the authorised representatives of
SEGAMA VENTURES SDN BHD
was hereto affixed in the
presence of:-)
)
)
)

Director	Director/Secretary
Name :	Name :
NRIC No.:	NRIC No.:

Signed by the authorised representatives of
GOLD BILLION GLOBAL LIMITED
In the presence of:-)
)
)

	Designation : DIRECTOR
Name :	Name : BALAKRISHNAN B S MUTHU
NRIC No.:	NRIC No.: 620708-08-5167

o.: